UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2009

WESTWOOD ONE, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-14691	95-3980449
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 West 57th Street, 5th Floor New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 641-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On December 17, 2009, Westwood One, Inc. (the “Company”) closed under the terms of the Agreement of Purchase and Sale (the “Purchase Agreement”), dated as of December 3, 2009, between the Company and NLC-Lindblade, LLC (“NLC”), the sale-leaseback of its real property located in Culver City consisting of three buildings commonly known as 8944 Lindblade Street, 8965 Lindblade Street and 8935 Lindblade Street. The Purchase Agreement was described in more detail in a Form 8-K filed with the SEC on December 8, 2009. As part of such closing, the Company entered into a Single Tenant Triple Net Lease (the “Lease”) with NLC to lease the aforementioned Culver City properties for a ten-year term (with two five-year renewal options). Under the terms of the Lease, the Company’s annual rental payments will be approximately $875,000 (in year 1, which amount does not give effect to the first month’s rent abatement), plus operating expense reimbursement, including a 2% management fee. Thereafter, base rental payments are subject to an annual increase equal to (i) 3.5% in years 2-5 and (ii) the greater of 3.5% or the increase in CPI in years 6-10. As part of the closing, the Company issued a letter of credit for $218,889 (the equivalent of three months base rent) in lieu of a security deposit under the Lease. Pursuant to the terms of the Lease, with limited exceptions, the Company will remain responsible for required repairs, replacements and improvements (including in the event of any casualty, as such term is defined in the Lease) to the Culver City properties.

Section 2	Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated herein into this Item 2.03 by reference.

Item 5.02	Departure of Directors or Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On December 17, 2009, the Company appointed Edward A. Mammone, age 41, as Senior Vice President, Finance and Principal Accounting Officer. Prior to joining the Company, Mr. Mammone served as the Senior Vice President, Chief Accounting Officer of Revlon, Inc., a NYSE-listed company, from January 2007 to September 2009.  From 1997 through 2006 Mr. Mammone held various senior positions in Revlon’s finance group.  Prior to joining Revlon in 1997, Mr. Mammone worked for Grant Thornton LLP as an Audit Manager. Mr. Mammone is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTWOOD ONE, INC.

Date: December 21, 2009	By:	/s/ David Hillman

		Name: Title:	David Hillman Chief Administrative Officer; EVP, Business Affairs; General Counsel and Secretary